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                                                                    EXHIBIT 4.11

           Terms of Registration Rights Granted to Richard J. Fordham

Schedule 5 --- Consideration Shares

Clause 1.1

If, at any time after completion of the acquisition of the Business, QTRN shall file a registration statement with he Securities and Exchange Commission which in form is suitable for inclusion of the Completion Shares or deferred Consideration Shares, then QTRN shall notify the Seller. The Seller may include all or any part of the Completion Shares or the Deferred Consideration Shares in such registration statement by completing and signing the QTRN notification form and returning it within ten days of the date of the notice. If QTRN has not filed such a registration statement by 31 October 1998 and afforded the Seller the opportunity to have all such shares included thereon, then QTRN shall by such date use its best endeavors to file a registration statement on Form S-3 with respect to all such shares and thereafter use its reasonable best endeavors to cause the registration statement to be declared effective by the Securities and Exchange Commission. All expenses in connection with any registration pursuant to this section shall be borne by QTRN, except that all selling discounts and commissions, if any, and stock transfer taxes, if any, and all fees and disbursements of counsel, if any, for the Seller shall be borne by the Seller. QTRN may delay or suspend any such registration statement by notice to the Seller of the existence of any state of facts or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event which in the opinion of QTRN might require additional disclosure of material, non-public information by QTRN in the registration statement as to which QTRN reasonably believes it has a bona fide business purpose for preserving confidentiality or which renders QTRN practically unable to comply with the published rules and regulations of the Securities and Exchange Commission as in effect at any relevant time); provided, however that QTRN shall not issue such a suspension notice for any period during which QTRN executive officers are not similarly restrained from disposing of shares in QTRN Common Stock. Upon receipt of any suspension notice, the Seller will discontinue disposition of any shares pursuant to the registration statement until the suspension is lifted. The registration rights contained herein are not transferable and shall terminate the earlier of 31 October 1999 with respect to the Completion Shares and 31 March 2001 with respect to the Deferred Consideration Shares, or the time at which such shares are sold, transferred or it is determined that the Deferred Consideration Shares are not issuable.